UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective April 6, 2017, the board of directors of Performant Financial Corporation (the “Company”) appointed Ian Johnston, age 62, as the Vice President and Chief Accounting Officer of the Company and appointed Simeon Kohl, age 50, as Vice President of Healthcare of the Company.
Prior to appointment as Vice President and Chief Accounting Officer, Mr. Johnston served as the Company’s Corporate Controller since 2005.  Mr. Johnston has 30 years of experience in a variety of industries, including service as Vice President and Corporate Controller of InVision Technologies, Inc., a manufacturer of airport security screening devices, and Corporate Controller of CardioGenesis Corporation, a medical device company.  He received his Certified Public Accountant accreditation in California, and received a Bachelor’s Degree in Economics and an MBA from the University of California, Berkeley.
Prior to appointment as Vice President of Healthcare, Mr. Kohl served as the Company’s Vice President of Sales and Account Management since February 2012. Mr. Kohl has more than 20 years of executive management experience and an extensive background in Healthcare cost containment and related services. As the Company’s Vice President of Sales and Account Management, Mr. Kohl led Performant’s Commercial Healthcare growth initiatives and client facing programs. Prior to joining the Company, Mr. Kohl served as CEO for HOPS International, Inc., a leading provider of Integrity based analytic solutions for the healthcare and financial industries. Previous to HOPS, Mr. Kohl held various senior sales and business development positions with Apple Computer and other privately held technology companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 12, 2017
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer